EXHIBIT 21

SUBSIDIARIES OF BUCYRUS INTERNATIONAL INC.

Corporate Name	State/Country of Incorporation
Boonville Mining Services, Inc.	Delaware

Bucyrus (Africa) Surface (Proprietary) Limited	Republic of South Africa

Bucyrus Electrical Service (Proprietary) Limited	Republic of South Africa

Bucyrus Mechanical Service (Proprietary) Limited	Republic of South Africa

Bucyrus America, Inc.	Pennsylvania

Bucyrus Virginia Inc.	Virginia

Bucyrus (Brasil) Ltda.	Brazil

Bucyrus Canada Limited	Ontario

Bucyrus Canada Acquisition, Ltd.	Alberta

O&K Orenstein & Koppel, Inc.	Ontario

Bucyrus Equipamentos de Mineracao Ltda.	Brazil

Bucyrus Equipment, Inc.	Delaware

Bucyrus Field Services, Inc.	Delaware

Bucyrus Mexico, S. de RL. de CV.	Mexico

Bucyrus Services Mexico S. de RL. de CV.	Mexico

Bucyrus Holdings GmbH	Germany

Bucyrus Germany Holdings GmbH	Germany

Bucyrus Europe GmbH	Germany

Bucyrus Africa Underground (Proprietary) Limited	Republic of South Africa

Bucyrus Czech Republic, a.s.	Czech Republic

Bucyrus Europe Holdings, Ltd.	United Kingdom

Bucyrus Europe Limited	United Kingdom

Halco Holdings Limited	United Kingdom

Halco Group Limited	United Kingdom

Halco America, Inc.	Georgia

Halco Directional Drilling Products Limited	United Kingdom

Halco Drilling International Limited	United Kingdom

Halco Drilling (Ireland) Limited	Ireland

HSA Drilling Equipment (Proprietary) Limited	South Africa

White Line Plant Ltd.	United Kingdom

Corporate Name	State/Country of Incorporation

Bucyrus Polska Sp. z o.o.	Poland

000 Bucyrus Service	Russian Federation

Bucyrus UK Limited	United Kingdom

DPM Gesellschaft fur deutsch-polnischen Maschesenhandel und Leasing GmbH	Germany

DBT (Langfang) Mine Technik Co. Ltd.	People’s Republic of China

Tangshan DBT Machinery Co., Ltd.	People’s Republic of China

Bucyrus HEX GmbH	Germany

Bucyrus India Private Limited	India

Bucyrus Industries, Inc.	Delaware

Bucyrus International (Chile) Limitada	Chile

Bucyrus International Hong Kong Limited	Hong Kong

Bucyrus International (Peru) S.A.	Peru

Bucyrus (Mauritius) Limited	Mauritius

Bucyrus Mining Equipment, Inc.	Delaware

Bucyrus MT, Inc.	Delaware

Bucyrus Mexico LLC	Delaware

Equipos de Acuna SA de CV	Mexico

BWC Gear, Inc.	Delaware

BWP Gear Inc.	Delaware

O&K Orenstein & Koppel Limited	United Kingdom

Superior Highwall Holding, Inc.	Delaware

Superior Highwall Miners, Inc.	Delaware

Superior Highwall Miners BV	Netherlands

Western Gear Machinery Co.	Delaware

Equipment Assurance Limited	Cayman Islands

Wisconsin Holdings Pty. Ltd.	Australia

Bucyrus (Australia) Surface Pty. Ltd.	Australia

Bucyrus Australia Underground Holdings Pty. Ltd.	Australia

Bucyrus Australia Underground Pty. Ltd.	Australia

Bucyrus Australia Underground LAD Pty. Ltd.	Australia

Bucyrus Mining Australia Pty. Ltd.	Australia

O&K Australia Pty. Ltd.	Australia